                                                                   Exhibit 10.18
                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement"), dated as of ___________ __, 2001, is made and entered into by and among Cardiac Science, Inc., a Delaware corporation ("Parent"), a committee consisting of a representative of U.S. Trust, a representative of Fidelity Investments and Mark Wagner ("Shareholders' Representative") and [Bank] (the "Escrow Agent").

     WHEREAS, pursuant to a First Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 5, 2001, by and among Parent, Cardiac Science Acquisition Corp., a Minnesota corporation ("Merger Sub"), and Survivalink Corporation, a Minnesota corporation (the "Company"), the Company shall be merged with and into Merger Sub. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

     WHEREAS, pursuant to the Merger Agreement, the Company Outstanding Shares will be cancelled and coverted into the right to receive from Parent the Total Merger Consideration, payable in cash, Parent Common Stock and Parent Notes, as described in the Merger Agreement.

     WHEREAS, pursuant to section 2.4 of the Merger Agreement, at the Effective Time of the Merger, Parent shall deposit an amount equal to 5% of Total Merger Consideration payable to the holders of the Company Outstanding Shares (the "Shareholders") in an escrow account with the Escrow Agent.

     WHEREAS, the obligations of Parent, Merger Sub and the Company to consummate the Merger are contingent, among other things, upon the execution and delivery of this Agreement.

     WHEREAS, the Escrow Agent is willing to act as escrow agent on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement and in the Merger Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent, Shareholders' Representative and the Escrow Agent agree as follows:

    1. Designation of Escrow Agent and Amount of Escrow Fund. The Escrow Agent
       -----------------------------------------------------
is hereby appointed escrow agent to hold and dispose of the escrow amount provided for in Section 2.4 of the Merger Agreement in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent accepts such designation and agrees to hold and dispose of such escrow amount in accordance with the provisions of this Agreement. Concurrently with the execution of this Agreement, Parent will deposit with the Escrow Agent $_______ face value of Parent Notes (the "Escrow Notes") and ________ shares of Common Stock (the "Escrow Shares" and, together with the Escrow Notes, the "Escrow Fund") The Escrow Notes and Escrow Shares shall be in the form of duly authorized stock certificates and notes dated the Effective Date issued in the names of each of the Shareholders (as set forth in Annex A), such amount being a portion of the Total Merger Consideration payable to the Shareholders by Parent pursuant to the Merger Agreement. The Escrow Agent hereby acknowledges receipt of the Escrow Fund.

     2.  Escrow Share and Escrow Note Matters.
         ------------------------------------

     (a)  Dividends, Voting and Rights of Ownership. Except for tax-free
          -----------------------------------------
dividends paid in stock declared with respect to the Escrow Shares pursuant to
Section 305(a) of the Code ("Additional Escrow Shares"), any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed currently by Parent to the Shareholders. The Shareholders will have the right to vote the Escrow Shares deposited in its Escrow Account so long as such Escrow Shares are held in escrow, and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Shareholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares that are not inconsistent with the terms and conditions hereof.

     (b)  No Encumbrance.  No Escrow Shares or Escrow Notes or any beneficial
          --------------
interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Shareholders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Shareholders, prior to the delivery to the Shareholders of the Escrow Shares or Escrow Notes by the Escrow Agent.

     (c)  Power to Transfer Escrow Shares and Escrow Notes.  The Escrow Agent is
          -------------------------------------------------
hereby granted the power to effect any transfer or cancellation of Escrow Shares or Escrow Notes contemplated by this Agreement. Parent and its transfer agent will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers of Escrow Shares.

     3.  Escrow Fund Claim and Disbursement Procedures.
         ---------------------------------------------

     (a)  Initiation of Claim Procedure for Indemnification or Reimbursement. In
          ------------------------------------------------------------------
the event Parent or any of its affiliates, officers, directors, employees, agents, successors or assigns (a "Claimant") proposes to make any claim under the Merger Agreement for which the Escrow Fund is available to indemnify such Claimant, it shall assert such claim in the form of a certificate signed by the Claimant ("Officer's Certificate") delivered to the Escrow Agent (with a duplicate copy thereof being delivered concurrently to Shareholders' Representative). The Escrow Agent shall promptly send a copy of the Officer's Certificate to Shareholders' Representative after receipt of the same from the Claimant. The Officer's Certificate shall specify in reasonable detail the nature, the basis, and the amount or estimated amount of the Claimant's claim.

     (b)  Shareholders' Representative Objection. Shareholders' Representative
          --------------------------------------
shall have thirty (30) days after receipt of any Officer's Certificate in which to object in writing to the claim or claims made by the Claimant in the Officer's Certificate, which written objection (the "Objection Notice") shall state, in reasonable detail, the basis for the Shareholders' Representative's objection. In the event the Escrow Agent does not receive an Objection Notice within such thirty (30) day period, the Escrow Agent shall make distributions to the Claimant in accordance with Section 3(d) of this Agreement. However, no such distribution shall be made with respect to those matters specified in the Objection Notice delivered within such thirty (30) day period. A duplicate copy of the Objection Notice shall be delivered to the Claimant at the same time it is delivered to the Escrow Agent.

     (c)  Negotiated Settlement of Claims. In the event that Shareholders'
          -------------------------------
Representative timely delivers an Objection Notice with respect to any claim or claims made in an Officer's Certificate, Shareholders' Representative and the Claimant's duly authorized representatives shall, within the sixty (60) day period beginning as of the date of the receipt by the Claimant of the Objection Notice or such extended period as Claimant and Shareholders' Representative shall mutually agree upon in writing, attempt in good faith to agree upon the proper resolution of each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum to make distributions from the Escrow Fund in accordance with the terms of such memorandum and Section 3(d) of this Agreement. Escrow Agent shall further be entitled to rely upon the order of a court of competent jurisdiction.

     (d) Escrow Fund Payment. Upon (i) the expiration of the thirty (30) day
         -------------------
period described in Section 3(b) without the delivery of an Objection Notice in cases covered by Section 3(b) of this Agreement, (ii) the delivery of a memorandum of agreement, in cases covered by Section 3(c) of this Agreement, or
(iii) the order of a court of competent jurisdiction, in cases covered by
Section 14 of this Agreement, the Escrow Agent shall, as promptly as practicable, deliver to the Claimant out of the Escrow Fund an amount necessary, to reimburse Claimant for such damages, losses or expenses (the "Damages") as are specified in the joint instruction, the Officer's Certificate, or the memorandum of agreement, as the case may be. Payments to be made by the Escrow Agent pursuant to this Section 3 shall be satisfied (a) one-half through cancellation of a portion of the Escrow Notes (or, in the event that Parent has paid in full the Escrow Notes, one-half in cash), and (b) one-half by delivery of Common Stock (or the cash proceeds thereof) from the Escrow Shares. The face value of the Escrow Notes to be canceled (or, in the event that Parent has paid in full the Escrow Notes, the cash to be paid) in satisfaction of a claim for Damages shall be one-half of the amount of such Damages and the number of Escrow Shares to be forfeited by the Shareholders and transferred to Parent in satisfaction of a claim for Damages shall be one-half of the amount of such Damages divided by the Parent Common Stock Price (as defined in the Merger Agreement), provided however, that the Shareholders' Representative may elect, in his sole discretion, to instruct the Escrow Agent to make any payment for Damages solely through cancellation of the Escrow Notes (or, in the event that Parent has paid in full the Escrow Notes, in cash). Escrow Notes canceled (or cash paid) and Escrow Shares forfeited shall be canceled or forfeited by the Shareholders pro rata in proportion to their respective percentage interests in the Escrow Notes and Escrow Shares as set forth on Annex A.

     (e)  Subsequent Instructions. Notwithstanding the other provisions of this
          -----------------------
Section 3, Shareholders' Representative and Parent may jointly instruct the Escrow Agent in writing as to the distribution of all or part of the Escrow Fund. Promptly after the Escrow Agent's receipt of such instructions, the Escrow Agent shall distribute the Escrow Fund in accordance with such instructions.

     4.  Distribution of Escrow Fund.
         ---------------------------

     (a)  Termination. On the date one (1) year after the Effective Date,
          -----------
subject to the provisions of this Section 4, the Escrow Agent shall deliver to the Shareholders the then-existing full balance of the Escrow Fund for distribution according to the percentages set forth on

Annex A, unless at that time there exists any claim(s) specified in Officer's Certificates received by the Escrow Agent in accordance with Section 3 prior to such time that have not been paid or resolved. In such case, the Escrow Agent shall retain in the Escrow Fund an amount equal to one hundred percent (100%) of such pending claim(s), and only the remaining balance shall be delivered to the Shareholders. With respect to such outstanding claims, this Agreement shall remain in effect until such claims have been resolved in accordance with the procedures set forth in Sections 3(b), 3(c), 3(d), and/or 3(e) of this Agreement. Following the resolution of such pending claim(s), the Escrow Agent shall deliver the remaining balance of the Escrow Fund, if any, to the Shareholders according to the percentages set forth on Annex A hereto.

     (b)  Tax Distributions. Parent agrees and undertakes to comply with any
          -----------------
reporting or withholding obligations under applicable law. The Escrow Agent agrees to provide to Parent any information requested by Parent in connection with such reporting or withholding obligations. In addition, Shareholders' Representative agrees to take such further action, and hereby authorizes Parent to take such further action, as Parent and its legal counsel determine to be reasonably necessary or appropriate to comply with reporting or withholding obligations under applicable law.

     5.  Escrow Agent's Disclaimers. The obligations of the Escrow Agent under
         --------------------------
this Agreement are subject to the following terms and conditions:

     (a) The Escrow Agent is not a party to and is not bound by any agreement other than expressly set forth in this Agreement.

     (b) The Escrow Agent acts hereunder as a depository only and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any funds, documents or other materials deposited with it. To the extent that the Escrow Agent delivers any shares, funds or documents in accordance with the instructions contained in this Agreement, the party receiving such payment or delivery shall indemnify and hold harmless the Escrow Agent from and against any loss, liability, claim or demand arising out of or in connection with such delivery or payment. The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it with respect to the subject matter of this Agreement unless it is requested to do so by one of the parties and is indemnified by such requesting party to the Escrow Agent's reasonable satisfaction against the cost and expenses including attorneys' fees of such defense, unless arising from the Escrow Agent's bad faith or willful misconduct. The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall not be required to perform any acts which will violate any law or applicable rules of any governmental agency.

     (c) The Escrow Agent shall not have any responsibility for the genuineness or validity of any notice, evidence of other documents or items received by it, and the Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any written notice, waiver, consent, receipt, joint instruction, memorandum of agreement or other evidence or paper or document which the Escrow Agent reasonably believes to be genuine and to be signed by a proper person.

     (d) The Escrow Agent shall not be liable for any error of judgment, in investment or otherwise, or for any acts done or steps taken or omitted or admitted by it or for any mistake of fact or law or for anything which the Escrow Agent may do or refrain from doing in connection herewith except for the Escrow Agent's own willful default or gross negligence or breach of this Agreement.

     (e) For purposes of tax reporting, the Escrow Agent shall be responsible only for reporting interest income and issuing Form 1099-INT.

     6.  Escrow Agent's Fee.  As compensation for acting as escrow agent
         ------------------
pursuant to this Agreement, the Escrow Agent shall be paid the fees set forth on Schedule A to this Agreement. The fees charged by the Escrow Agent for acting as escrow agent pursuant to this Agreement shall be paid by Parent.

     7.  Notices.  Any notices or other communications to be given or delivered
         -------
under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when sent by Federal Express or other overnight delivery service, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Any notices required to be given to any party to this Agreement shall be given contemporaneously to all of the parties to this Agreement. Notices and other communications to the Escrow Agent, Parent and the Shareholders' Representative will, unless another address is specified in writing, be sent to the address indicated below:

   Notices to Escrow Agent:                  [Bank]
   -----------------------
                                             Attn:
                                             [Address]
                                             Fax:

   Notices to Parent:                        Cardiac Science, Inc.
   -----------------                         16931 Millikan Avenue
                                             Irvine, California 92606
                                             Fax: (949) 951-7315
                                             Attn: Raymond Cohen, President


   with a copy to:                           Stradling, Yocca, Carlson & Rauth
   --------------                            660 Newport Center Drive
                                             Suite 1600
                                             Newport Beach, California 92660
                                             Fax: (949) 725-4100
                                             Attn: Shivbir S. Grewal


   Notices to Shareholders' Representative:  U.S. Trust
   ---------------------------------------   114 West 47th Street
                                             New York, NY 10036
                                             Facsimile No.:(212)852-3759
                                             Attention: David I. Fann
   with a copy to:                       Dorsey & Whitney LLP
   --------------                        220 South Sixth Street
                                         Minneapolis, Minnesota 55402
                                         Fax: (612) 340-8827
                                         Attn: Michael McDonnell


     8.  Books and Records.  The Escrow Agent shall maintain books and records
         -----------------
regarding its administration of the Escrow Fund, including deposits, investments, collections and disbursements or transfers, shall retain copies of all written notices and directions sent or received by it in the performance of its duties under this Agreement, and shall afford Parent and Shareholders' Representative reasonable access during regular business hours to review and make photocopies (at such party's cost) of the same. The Escrow Agent shall provide Parent and Shareholders' Representative with accounting statements on a quarterly basis.

     9.  Entire Agreement.  This Agreement and the Merger Agreement contain the
         ----------------
entire agreement among the parties with respect to the subject matter hereof. In the event of a conflict between the terms and provisions of this Agreement and of the Merger Agreement, the terms and provisions of this Agreement shall govern.

     10.  Amendment, Etc.  This Agreement may not be amended, supplemented or
          --------------
discharged, and no provision of this Agreement may be modified or waived, except by a written instrument signed by Parent, Shareholders' Representative and the Escrow Agent.

     11.  Waiver.  No waiver of any provision of this Agreement by any party
          ------
shall be deemed a continuing waiver of any matter by such party. Shareholders' Representative shall have the authority to waive the application of any provision of this Agreement on behalf of the Shareholders, and any such waiver shall be binding on all of the Shareholders.

     12.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

     13.  Headings.  The section headings contained in this Agreement are for
          --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.  Settlement of Disputes.  Any dispute which may arise under this
          ----------------------
Agreement with respect to the delivery and/or ownership or right of possession of the Escrow Fund or any part thereof, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of the Shareholders' Representative and Parent or, failing such agreement, either the Shareholders' Representative or Parent shall have the right to submit the dispute to any federal or state court in the States of California or Minnesota. Each party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, that portion of the Escrow Fund which is the subject of such dispute.

     15.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Delaware, without reference to Delaware's conflict of laws principles, and shall be binding on the successors and assigns of the parties hereto.

           [The balance of this page is intentionally left blank.
                         The signature page follows.]

                                                                   Exhibit 10.18

         IN WITNESS WHEREOF, Shareholders' Representative, Parent and the Escrow Agent have executed this Agreement as of the date set forth in the first paragraph.



                                          SHAREHOLDERS' REPRESENTATIVE



                                        DRAFT
                                        ----------------------------------------
                                        Mark Wagner


                                        DRAFT
                                        ----------------------------------------
                                        [Representative of U.S. Trust]


                                        DRAFT
                                        ----------------------------------------
                                        [Representative of Fidelity Investments]



                                        PARENT

                                        Cardiac Science, Inc.


                                        By: DRAFT
                                           -------------------------------------
                                           Its:
                                               ---------------------------------


                                        ESCROW AGENT


                                        [Bank]


                                        By: DRAFT
                                           -------------------------------------
                                           Its:
                                               ---------------------------------

                                  SCHEDULE A
                                      TO
                               ESCROW AGREEMENT

                           ESCROW AGENT FEE SCHEDULE

                                    ANNEX A
                                      TO
                               ESCROW AGREEMENT

                      ALLOCATION OF ESCROW FUND PROCEEDS



                      Amount of Initial Deposit of Merger
                               Consideration into
                                  Escrow Fund                      Allocation
Shareholder           Escrow Notes          Escrow Shares          Percentage
-----------           -----------------------------------          ----------